Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form SB-2A Registration Statement of Hemcure, Inc. of our report dated August 21, 2007, on our audit of the financial statements of Hemcure, Inc. as of June 30, 2007 and the results of their operations and cash flows for the year ended June 30, 2007, and the reference to us under the caption "Experts".

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
November 27, 2007